                                                                     EXHIBIT E-8




                  UNION ELECTRIC COMPANY AND ITS SUBSIDIARIES
                  -------------------------------------------


UNION ELECTRIC COMPANY

    Union Electric Development Corporation, 100%

    Electric Energy, Inc., 40%